Exhibit 10.27

SECURITY AGREEMENT

Dated December 6, 2024

From

The Grantors referred to herein,

as Grantors

to

as Collateral Agent

i

Schedules

Schedule I	Security Collateral

Schedule II	Receivables

Schedule III

Legal Name, Trade Names, Locations, Chief Executive Office or Sole Place of Business, Books and Records, Type of Organization, Jurisdiction of Organization, Organizational Identification Number, Federal Employer Identification Number, and Mergers and Acquisitions

Schedule IV	Filing Offices

Schedule V	Registered Patents and Patent Applications

Schedule VI	Registered Copyrights and Copyright Applications

Schedule VII	Registered Trademarks and Trademark Applications

Schedule VIII	Unregistered Intellectual Property and Proprietary Software

Schedule IX	Material IP Agreements

Schedule X	Equipment and Inventory Locations

Schedule XI	Commercial Tort Claims; Letter-of-Credit Rights

Schedule XII	Government Contracts

Schedule XIII	Post-Closing Matters

Exhibits

Exhibit A	Form of Intellectual Property Security Agreement

Exhibit B	Form of Security Agreement Supplement

Exhibit C	Form of Pledge Amendment

ii

SECURITY AGREEMENT

This SECURITY AGREEMENT dated December 6, 2024 (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), is made by New Era Helium Inc., a Nevada corporation (the “Company”), and all of its Subsidiaries, New Era Helium Corp., a Nevada corporation and a wholly owned subsidiary of the Company (“NEC” and together with the Company, and the Company’s other subsidiaries and any Additional Grantor, collectively, the “Grantors”), [       ], a Delaware limited liability company (the “Investor”), and as collateral agent (in such capacity, together with any duly appointed successors and assigns, the “Collateral Agent”) for the benefit of the Secured Parties.

 PRELIMINARY STATEMENTS

(1)The Company has agreed to issue to the Investor senior secured convertible notes in an aggregate original principal amount of up to $10,000,000 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Notes”) pursuant to that certain Equity Purchase Facility Agreement, dated as of December 6, 2024 (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), by and among the Company and the Investor party thereto from time to time;

(2)The Company is a member of an affiliated group of companies that includes each other Grantor;

(3)It is a condition precedent to the issuance of the Notes under the Purchase Agreement that the Grantors shall have granted the security interests contemplated by this Agreement to the Collateral Agent for the benefit of the Secured Parties;

(4)Each Grantor will derive substantial direct or indirect benefit from the transactions contemplated by this Agreement, the Purchase Agreement and the other Transaction Documents;

(5)Pursuant to a certain Subsidiary Guarantee (“Guarantee”), dated as of the date hereof, the Grantors have jointly and severally agreed to guarantee and act as surety for payment of the Notes;

(6)Certain capitalized terms used but not defined herein shall have the meanings assigned in the Purchase Agreement or Attachment I to this Agreement. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” Further, unless otherwise defined in this Agreement or in the Purchase Agreement, terms defined in Article 8 or 9 of the UCC (as defined below) are used in this Agreement (whether or not capitalized) as such terms are defined in such Article 8 or 9. “UCC” means the Uniform Commercial Code as in effect from time to time in the State of Nevada; provided, that, if perfection or the effect of perfection or non-perfection or the priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Nevada, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority;

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the Company and each other Grantor hereby agrees with the Collateral Agent for the benefit of the Secured Parties as follows:

Section 1.Grant of Security. Each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in such Grantor’s right, title and interest in and to each type of property described below, or in which or to which such Grantor has any rights, whether now owned or hereafter acquired by such Grantor, wherever located, and whether now or hereafter existing or arising (collectively, the “Collateral”):

(a)all equipment in all of its forms, including all machinery, chattels, tools, parts, machine tools, motor vehicles, aircraft, rolling stock, furniture, furnishings, fixtures and supplies of every nature, and all parts thereof and all accessions thereto, including computer programs and supporting information, all rights under or arising out of contracts relating to the foregoing, and anything else that constitutes “Equipment” within the meaning of the UCC (any and all such property being the “Equipment”);

(b)all inventory in all of its forms, including (i) all raw materials, work in process, finished goods and materials used or consumed in the manufacture, production, preparation or shipping thereof, (ii) goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind (including goods in which such Grantor has an interest or right as consignee) and (iii) goods that are returned to or repossessed or stopped in transit by such Grantor, and all accessions thereto and products thereof and documents therefor, including computer programs and supporting information and anything else that constitutes “Inventory” within the meaning of the UCC (any and all such property being the “Inventory”);

(c)(i) all accounts (including any “Accounts” within the meaning of the UCC), accounts receivable, instruments (including promissory notes), chattel paper, general intangibles (including payment intangibles) and other obligations of any kind owing to such Grantor, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services and whether or not earned by performance (any and all such instruments, chattel paper, general intangibles and other obligations to the extent not referred to in clause (d), (e), (f) or (g) below, being the “Receivables”), and all supporting obligations, security agreements, Liens, leases, letter-of-credit rights and other contracts owing to the Grantors or supporting the obligations owing to such Grantor under the foregoing (collectively, the “Related Contracts”), and (ii) all commercial tort claims now or hereafter described on Schedule XI in accordance with Section 5(i);

(d)the following (the “Security Collateral”):

(i)all indebtedness from time to time owed to such Grantor and the instruments, if any, evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness (collectively, the “Pledged Debt”);

(ii)all investment property (as defined in the UCC), including any securities accounts, commodity accounts, and the financial assets credited thereto and the security entitlements, commodity contracts, carried in, or from time to time credited to, as applicable, such securities account, and the certificates or instruments, if any, representing or evidencing such investment property, all financial assets, and all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such security entitlements, commodity contracts or financial assets and all warrants, rights or options issued thereon with respect thereto (collectively, the “Investment Property”);

(iii)all certificated securities and any other Equity Interests of any Person evidenced by a certificate, instrument or other similar document (as defined in the UCC), in each case owned by such Grantor, including all Equity Interests listed on Schedule I (collectively, the “Pledged Certificated Stock”), and any distribution of property made on, in respect of or in exchange for the foregoing from time to time; and

(iv)any Equity Interests of any Person that are not Pledged Certificated Stock, including all right, title and interest of such Grantor as a limited or general partner in any partnership not constituting Pledged Certificated Stock or as a member of any limited liability company, all right, title and interest of such Grantor in, to and under any Organizational Document of any partnership or limited liability company to which it is a party, including in each case those interests set forth on Schedule I, to the extent such interests are not certificated (collectively, “Pledged Uncertificated Stock” and together with Pledged Certificated Stock, the “Pledged Stock”), and any distribution of property made on, in respect of or in exchange for the foregoing from time to time;

(e)the following (collectively, the “Account Collateral”):

(i)all deposit accounts maintained by any bank by or for the benefit of such Grantor, all funds and financial assets from time to time credited thereto (including all cash equivalents), and all certificates and instruments, if any, from time to time representing or evidencing such deposit accounts (the “Deposit Accounts”);

(ii)all promissory notes, certificates of deposit, checks and other instruments from time to time delivered to or otherwise possessed by the Collateral Agent for or on behalf of such Grantor in substitution for or in addition to any or all of the then existing Account Collateral; and

(iii)all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral;

(f)all documents, all money, cash and Cash Equivalents and all letter-of-credit rights;

(g)all Intellectual Property, including the registered patents and patent applications listed on Schedule V hereto, the registered copyrights and copyright applications listed on Schedule VI hereto, the registered trademarks and trademark applications listed on Schedule VII hereto, the unregistered Intellectual Property and proprietary software listed on Schedule VIII hereto and the IP Licenses, including as listed on Schedule IX hereto;

(h)all books and records and documents (including databases, customer lists, credit files, computer files, printouts, other computer output materials and records and other records) of such Grantor pertaining to any of such Grantor’s Collateral;

(i)all other goods and property not otherwise described above;

(j)all insurance payments, proceeds, refunds, and premium rebates (including, without limitation, with respect to business interruption insurance), whether or not any of such payments, proceeds, refunds, and premium rebates arise out of any of the foregoing and whether or not the Collateral Agent is the lender loss payee or loss payee thereof, and all other payments, proceeds, refunds and premium rebates with respect to any indemnity, warranty or guaranty by reason of loss or damage to or otherwise with respect to the Collateral;

(k)all general intangibles;

(l)all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral (including proceeds, collateral and supporting obligations that constitute property of the types described in clauses (a) through (k) of this Section 1); and

(m)to the extent not otherwise included, all (A) accounts, chattel paper, inventory, equipment, instruments, investment property, documents, deposit accounts, commercial tort claims, letter-of-credit rights, goods, general intangibles and supporting obligations (each term in this clause (A) having the meaning given to it under the UCC), (B) payments under insurance (whether or not the Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral and (C) cash and cash equivalents.

Notwithstanding anything herein or in any Transaction Document to the contrary, no Excluded Property shall constitute Collateral under this Agreement; provided that, each Grantor agrees to, and to cause its Subsidiaries to, use commercially reasonable efforts to exclude any provisions from any lease, license, contract, IP License or other agreement to be entered into by such Person in the future (or to provide specific exceptions thereto for the Liens of the Collateral Agent hereunder to permit the inclusion thereof within Collateral for purposes hereof) which would cause such lease, license, contract, IP License or other agreement to be Excluded Property and, in any event use commercially reasonable efforts to give written notice to the Collateral Agent prior to entering into any license, contract, agreement, IP License or other agreement involving property, Intellectual Property or otherwise material to such Grantor’s business which contains any such restriction on the grant of a security interest therein and would be Excluded Property and, in any event use commercially reasonable efforts to give written notice to the Collateral Agent prior to entering into any license, contract, agreement, IP License or other agreement involving property, Intellectual Property or otherwise material to such Grantor’s business which constitutes any such restriction on the grant of a security interest therein and would be Excluded Property.

Section 2.Security for Obligations. The Collateral secures and will secure all debts, obligations, liabilities, covenants and duties of every kind now or hereafter existing, absolute or contingent owed at any time to the Secured Parties by the Grantors under the Purchase Agreement, the Notes, the Guarantee and/or each other Transaction Document (the “Obligations”), or otherwise (whether or not evidenced by any note, indenture, guaranty or other agreement), whether principal, interest (including interest upon the occurrence of an Event of Default), fees, costs, expenses, including without limitation attorneys’ fees and expenses. Without limiting the generality of the foregoing, the Collateral secures, as to each Grantor, the payment of all amounts that constitute part of the Obligations and would be owed by such Grantor or any Subsidiary of the Company, as applicable, to any Secured Party but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any of the Company, the Grantors and other Subsidiaries of the Company.

Section 3.Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable for all obligations under or with respect to the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Collateral Agent, (b) each Grantor shall remain liable under the contracts and agreements included in such Grantor’s Collateral to perform all of its duties and obligations thereunder to the extent set forth therein to the same extent as if this Agreement had not been executed, (c) the exercise by the Collateral Agent of any of the rights or remedies hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, (d) neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Transaction Document, nor shall the Collateral Agent or any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to make any inquiry as to the nature or sufficiency of any payment received by it or any Secured Party or to take any action to collect or enforce any claim for payment assigned hereunder or any rights under any contract or agreement included in the Collateral and (e) each Grantor agrees to indemnify and hold harmless the Collateral Agent and the other Secured Parties from and against any and all liability for such performance. The Collateral Agent shall not be obligated to assume any obligation or liability under any contracts and agreements included in the Collateral unless the Collateral Agent otherwise expressly agrees in writing to assume any or all of said obligations.

Section 4.Delivery and Control of Certain Instruments, Deposit Accounts and Security Collateral. All certificates or instruments, if any, representing or evidencing (i) Pledged Certificated Stock and (ii) Pledged Debt or other Security Collateral (other than Pledged Certificated Stock) shall be promptly (but in any event within ten (10) Business Days of receipt thereof by any Grantor) delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for effective transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, except to the extent that such transfer or assignment is prohibited by Applicable Law. On the Closing Date (or, with respect to any deposit, securities, commodity or similar account opened or acquired after the Closing Date, within thirty (30) days of the opening or acquisition of such account), each Grantor shall enter into, and cause each depository, securities intermediary or commodities intermediary to enter into, Approved Control Agreements with respect to each deposit, securities, commodity or similar account (other than Excluded Accounts) located in the United States maintained by such Person to cause the Collateral Agent to obtain control of any such account maintained by such Grantor, pursuant to which such depository, securities intermediary or commodities intermediary shall agree to comply with any order or instruction of the Collateral Agent without further consent by any Grantor with respect to any such account (other than Excluded Accounts) as of and after the Closing Date.

Section 5.Representations and Warranties. Each Grantor represents and warrants as follows:

(a)Such Grantor’s exact legal name, chief executive office or sole place of business, organizational identification number, if any, type of organization, jurisdiction of organization and Federal Employer Identification Number, if applicable, as of the date hereof is set forth in Schedule III hereto. Within the five (5) years preceding the date hereof, such Grantor has not changed its legal name, chief executive office or sole place of business, type of organization, jurisdiction of organization or Federal Employer Identification Number from those set forth in Schedule III hereto except as set forth in Schedule III hereto. Each of the trade names owned and used by any Grantor in the operation of its business (e.g. billing, advertising, etc.) are set forth in Schedule III hereto.

(b)Within the five (5) years preceding the date hereof, no Grantor has entered into any mergers or acquisitions, except as set forth in Schedule III hereto.

(c)The books and records of the Grantors pertaining to accounts, contract rights, inventory, and other assets are located at the addresses indicated on Schedule III hereto.

(d)Such Grantor is the legal and beneficial owner of the Collateral and has rights in, the power to transfer, or a valid right to use, the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of any Lien, claim, option or right of others, except for the security interest created under this Agreement or Liens permitted under the Purchase Agreement and the Notes, and has full power and authority to grant to the Collateral Agent the security interest in such Collateral granted hereunder pursuant to the terms hereof. No effective financing statement or other instrument similar in effect covering all or any part of such Collateral or listing such Grantor or any trade name of such Grantor as debtor is on file in any recording office, except such as may exist on the date of this Agreement, have been filed in favor of the Collateral Agent relating to the Transaction Documents or are otherwise permitted under the terms of the Purchase Agreement and the Notes.

(e)This Agreement creates in favor of the Collateral Agent, for the benefit of the Secured Parties, a valid first priority security interest in the Collateral granted by such Grantor under this Agreement, securing the payment of the Obligations. Upon the filing of (i) financing statements naming such Grantor as debtor and the Collateral Agent as secured party and providing a description of the Collateral with respect to which such Grantor has purported to grant a security interest hereunder in the appropriate offices against such Grantor in the locations listed on Schedule IV, (ii) in the case of the Intellectual Property that is registered or is the subject of an application for registration in the United States that constitutes Collateral, the filing of financing statements under the UCC in the locations listed on Schedule IV and the recording of a duly executed and delivered Intellectual Property Security Agreement substantially in the form attached hereto as Exhibit A with the U.S. Patent and Trademark Office or the U.S. Copyright Office, as applicable, (iii) in the case of any deposit accounts or securities accounts located in the United States (other than Excluded Accounts), the execution of Approved Control Agreements and (iv) in the case of all certificates or instruments representing or evidencing any Pledged Certificated Stock, Pledged Debt or other Security Collateral, the delivery thereof to the Collateral Agent of such certificates or instruments, in each case in suitable form for effective transfer by delivery or properly endorsed for transfer in blank, then the Collateral Agent will have a fully perfected and first priority security interest, subject only to Liens permitted under the Purchase Agreement and the Notes (in each case, with the priority permitted thereunder), in that Collateral of such Grantor in which a security interest may be perfected by the actions set forth above in this clause (e), as applicable.

(f)All of such Grantor’s locations where Equipment or Inventory is located as of the date hereof are specified in Schedule X hereto (other than Equipment or Inventory in transit in the ordinary course of business, temporarily in use or on display at any trade show, conference or similar event in the ordinary course of business, de minimis Equipment and Inventory maintained with customers (or otherwise on the premises of customers) and consignees on a temporary basis in the ordinary course of business or in the possession of employees in the ordinary course of business). Such Grantor has exclusive possession and control of its Inventory, other than Inventory stored at any third-party warehouse set forth on Schedule X hereto.

(g)No Receivable is evidenced by a promissory note or other instrument that has not been delivered to the Collateral Agent. All such Receivables evidenced by a promissory note or other instrument are listed on Schedule II hereto.

(h)Any (i) Pledged Certificated Stock and (ii) Pledged Debt or other Security Collateral represented or evidenced by a certificate or instrument, in each case under clauses (i) and (ii), have been delivered to the Collateral Agent. All (x) Pledged Certificated Stock and (y) Pledged Debt or other Security Collateral represented or evidenced by a certificate or instrument, in each case under this clause (y), are listed on Schedule I hereto. The Pledged Stock pledged by such Grantor hereunder (i) is listed on Schedule I and constitutes that percentage of the issued and outstanding equity of all classes of each issuer thereof as set forth on Schedule I, (ii) has been duly authorized, validly issued and is fully paid and non-assessable (other than Pledged Stock in limited liability companies and partnerships), (iii) constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms and (iv) with respect to Pledged Certificated Stock, has been delivered to the Collateral Agent properly endorsed for transfer in blank.

(i)Such Grantor is not a beneficiary or assignee under any letter of credit as of the date hereof, other than the letters of credit described in Schedule XI hereto. Such Grantor has no commercial tort claims that have been filed with any court, other than the commercial tort claims listed on Schedule XI.

(j)No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for (i) the grant by such Grantor of the security interest granted hereunder or for the execution, delivery or performance of this Agreement by such Grantor, (ii) the perfection or maintenance of the security interest created hereunder to the extent the Company or any other Grantor is required under this Agreement to perfect the security interest in any Collateral and (iii) the exercise by the Collateral Agent of any rights or remedies in respect of any Collateral pursuant to this Agreement, in each case except for (x) the filings contemplated by Section 5(e) and (y) as may be required in connection with the disposition of any portion of the Security Collateral by laws affecting the offering and sale of securities generally.

(k)Intellectual Property.

(i)Schedule V (Patents), Schedule VI (Copyrights), and Schedule VII (Trademarks) collectively set forth a true and compete list of the registered and pending applications for registration of Intellectual Property owned by each Grantor, and including for each of the foregoing items, where applicable, (1) the owner, (2) the title, (3) the jurisdiction in which such item has been registered or otherwise arises or in which an application for registration has been filed and (4) as applicable, the registration or application number and registration or application date. All registered or issued Intellectual Property and pending applications for registration of Intellectual Property owned by any Grantor set forth on Schedule V (Patents), Schedule VI (Copyrights), and Schedule VII (Trademarks) is valid, subsisting, unexpired and enforceable and has not been abandoned. Each Grantor has made or performed all commercially reasonable acts, including without limitation filings, recordings and payment of all required fees and taxes, required to maintain and protect its interest in each and every item of Intellectual Property set forth on Schedule V (Patents), Schedule VI (Copyrights), and Schedule VII (Trademarks). Schedule VIII (Unregistered Intellectual Property and Proprietary Software) sets forth a true and complete list of material unregistered Intellectual Property (including unregistered but material Patents, Copyrights, Trademarks, domain names, proprietary software, and proprietary databases, datasets and data).

(ii)Schedule IX sets forth a true and complete list of all Material IP Agreements, including agreements under which: (1) any Grantor uses or has the right to use any Material IP owned by a third party; (2) any Grantor has granted a license or sublicense to any third party to use any Material IP (excluding any agreements under which such Grantor has licensed its products to customers, distributors, contract manufacturers, consultants or development partners on a non-exclusive basis in the ordinary course of business); and (3) any Material IP is or has been developed by or for any Grantor or assigned to any Grantor (other than agreements with consultants, employees or individual contractors engaged in connection with the development or Intellectual Property on a form made available to Collateral Agent). Except as set forth in Schedule IX, none of the Intellectual Property of any Grantor is the subject of any license, sublicense or agreement pursuant to which such Grantor is the licensor. No Grantor has received any written notice of termination or cancellation under any IP License, or is in breach or in violation, in any material respect of any IP License, and, to each Grantor’s knowledge, no third party is in breach or violation, in any material respect, of any IP License.

(iii)Each Grantor owns and possesses or has a license or other right to use all Intellectual Property as is necessary for the conduct of the businesses of the Company and its Subsidiaries, taken as a whole, and exercises such license or right without any infringement, misappropriation, violation, or dilution upon Intellectual Property rights of others.

(iv)No holding, decision or judgment has been rendered by any Governmental Authority against any Grantor which limits, cancels or questions the validity of, or any Grantor’s rights in, any material Intellectual Property owned by any Grantor. No action or proceeding is pending, or threatened, as of the date hereof seeking to limit, cancel or question the validity of, or any Grantor’s ownership interest in, any Intellectual Property owned by any Grantor. There is no valid basis for any such litigation, opposition, cancellation, proceeding, objection or claim.

(v)No Grantor nor the conduct or operation of any Grantor’s business, nor any product or service of any Grantor has in the past or is currently infringes, violates or misappropriates the Intellectual Property rights of any other Person. No action or proceeding is pending, or threatened, as of the date hereof alleging any Grantor, the conduct of the businesses of such Grantor, or any Grantor product or service infringes, violates or misappropriates the Intellectual Property rights of any other Person. There are no facts or circumstances that would reasonably give rise to any claim that any Grantor does not have the exclusive, legal right to own, enforce, sell, encumber, license, sublicense, lease or otherwise use or transfer any Material IP owned or purported to be owned by any Grantor.

(vi)Each Grantor has taken all reasonable measures and has reasonable policies and internal procedures (as necessary and/or as required by Applicable Law) to maintain and protect the confidentiality and value of all Trade Secrets that are owned, used or held by Grantors, and, to each Grantor’s knowledge, such Trade Secrets have not been used, disclosed to or discovered by any Person except with proper authorization pursuant to a valid and appropriate non-disclosure and/or license agreement which have not been breached. No Grantor has received any notice from any third party that there has been an unauthorized use or disclosure of any Trade Secrets in relation to the business of any Grantor.

(vii)The IT Assets operate and perform in all reasonable material respects in accordance with the purpose for which they were acquired, and have not materially malfunctioned or failed within the past three (3) years. To each Grantor’s knowledge, no Person has gained unauthorized access to the IT Assets. The Grantors have implemented reasonable backup and disaster recovery technology consistent with industry practices.

(viii)All employees and contractors of each Grantor who were involved in the creation or development of any Intellectual Property for such Grantor that is necessary to the business of such Grantor have signed valid and enforceable written agreements with such Grantor validly and presently assigning all Intellectual Property rights to such Grantor and containing obligations of confidentiality. No former or current employee or contractor of any Grantor is in violation of any term of such agreement, and no former or current employee or contractor of any Grantor has asserted in writing against any Grantor any claim or right to any of the material Intellectual Property owned or purported to be owned by any Grantor.

(ix)No Material IP owned by any Grantor has been developed, created, or modified with any funding from any governmental entity or academic institution. No Person who was involved in, or who contributed to the creation or development of any Material IP owned by any Grantor, has performed services for the government, university, college, or other educational institution or research center in a manner that would affect any Grantor’s rights in any Material IP owned by any Grantor or restrict the manner in which rights are currently used or contemplated to be used in the operation of any Grantor’s business.

(x)No proprietary software owned by or distributed to any customers by any Grantor is subject to any obligation or condition under any “open source” license, such as the GNU Public License, Lesser GNU Public License or Mozilla Public License, that would require or condition the use or distribution of such software on the disclosure, license or distribution of any source code for any portion of such software that is owned by such Grantor. No event has occurred, and no circumstance exists, that will, or could result in the disclosure or delivery to any third party of any proprietary software source code owned by or exclusively licensed to any Grantor. No product, service, system, program or software module associated with any software owned by any Grantor that has been distributed, licensed, or otherwise made available by, any Grantor to any third party, contains any harmful code. Each Grantor is in actual possession of and has sufficient control and rights over, and has complete, valid and enforceable rights to use without restriction, a complete and correct copy of all proprietary software including any source code, netlists, mask works, algorithms, data, data sets and databases used in, held for use in, or necessary for the conduct of the business of any Grantors including, in each case, that of its employees and customers.

(xi)The consummation of the transactions contemplated by any Transaction Document shall not result in any breach or default of any IP License or limit or impair the ownership, use (other than restrictions set forth in the Purchase Agreement or any other Transaction Document, if any), validity or enforceability of, or any rights of any Grantor in, any Intellectual Property.

(xii)Except as set forth on Schedule XII, there are no Government Contracts payable to any Grantor.

Section 6.Further Assurances.

(a)Each Grantor agrees that from time to time, in accordance with the terms of this Agreement, at the sole expense of such Grantor, such Grantor will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be reasonably necessary, advisable, or desirable, or that the Collateral Agent or Required Holders may reasonably request, in order to create and/or maintain the validity, perfection or priority of any pledge or security interest granted or purported to be granted by such Grantor hereunder or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral of such Grantor. Each Grantor shall (i) execute and deliver to the Collateral Agent evidence that such other agreements, instruments, endorsements, powers of attorney, documents or notices, as may be reasonably necessary or desirable, or as the Collateral Agent or the Required Holders may reasonably request, in each case in accordance with the terms of this Agreement in order to effect, reflect, perfect and preserve the security interest and the rights and remedies granted or purported to be granted by such Grantor under this Agreement has been taken, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the security interests and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith, and each Grantor shall, at the Grantor’s expense, reasonably appear in, and defend, any action or proceeding that may affect the Collateral Agent’s security interests in all or any material part of the Collateral and (ii) upon reasonable request of the Collateral Agent or the Required Holders, obtain landlord waivers, collateral access agreements, third party lien waivers or other consents with respect to the Collateral or locations at which the Collateral (or books and records pertaining to the Collateral) is located in each case in excess of $500,000, in form and substance satisfactory to the Collateral Agent.

(b)Notwithstanding the grants of authority to the Collateral Agent herein, each Grantor hereby authorizes the Collateral Agent (or its designee) to file one or more financing or continuation statements, intellectual property security agreements and amendments or supplements thereto in any jurisdiction and with any filing offices as the Collateral Agent or the Required Holders may determine, in their sole discretion, are necessary or advisable to perfect any security interests granted to the Collateral Agent herein, without the signature of such Grantor, and such financing statements, continuation statements and amendments or supplements may describe the Collateral in the same manner as described herein or may contain an indication or description of the Collateral that describes such property in any other manner as Collateral Agent or the Required Holders may reasonably determine is necessary, advisable or prudent to ensure the perfection of the security interests in the Collateral granted to the Collateral Agent herein, including describing such property as “all assets of the debtor whether now owned or hereafter arising or acquired, including all proceeds thereof” or words of similar import. Each Grantor agrees that a photocopy or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions. Notwithstanding anything to the contrary contained herein or in any other Transaction Document, neither the Collateral Agent nor the Collateral Agent or the Required Holders shall have any responsibility for the preparing, recording, filing, rerecording, or refiling of any financing statements (supplements, amendments or continuations) or other instruments or documents in any public office or for the perfection or maintenance of any security interest created hereunder, which shall be the responsibility of the Grantors.

(c)Each Grantor will furnish to the Collateral Agent on an annual basis not more than 45 days after March 31 of each fiscal year (beginning with September 30, 2025), supplements to Schedules I – XII hereto which identify and describe, as of such March 31, any new Collateral acquired by such Grantor since the supplements most recently delivered pursuant to this Section 6(c) (unless such new Collateral is disposed by the Grantor in accordance with the terms of the Purchase Agreement and the Notes), and such other information in connection with such new Collateral listed on such supplements as the Collateral Agent or the Required Holders may reasonably request, and such other reports in connection with the Collateral as the Collateral Agent or the Required Holders may reasonably request, all in reasonable detail.

Section 7.As to Equipment and Inventory.

(a)Each Grantor will keep its Equipment and Inventory (other than Equipment or Inventory in transit in the ordinary course of business, temporarily in use or on display at any trade show, conference or similar event in the ordinary course of business, de minimis Equipment and Inventory maintained with customers (or otherwise on the premises of customers) and consignees on a temporary basis in the ordinary course of business or in the possession of employees in the ordinary course of business) at the locations therefor specified in Schedule X, or at such other locations designated by such Grantor in a written notice provided to the Collateral Agent and the Holders within thirty (30) days of when the value of Equipment or Inventory at such other location exceeds $500,000. Schedule X sets forth whether each such location is owned, leased or operated by third parties, and, if leased or operated by third parties, the names and addresses of such third parties.

(b)Each Grantor will pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, its Equipment and Inventory, except to the extent payment thereof (i) would not reasonably be expected to have a Material Adverse Effect or (ii) is being contested in good faith by appropriate proceedings and as to which appropriate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made. In producing its Inventory, each Grantor will comply with all requirements of Applicable Law, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect.

Section 8.Intellectual Property.

(a)As of the Closing Date, each Grantor shall execute and deliver to Collateral Agent an intellectual property security agreement in the form set forth on Exhibit A and suitable for filing in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, which shall include all of each Grantor’s registered Intellectual Property, that is registered or is the subject of an application for registration, in existence on the Closing Date to the extent such Intellectual Property does not constitute Excluded Property. Each applicable Grantor hereby authorizes the Collateral Agent to promptly file such intellectual property security agreements in the United States Patent and Trademark Office or the United States Copyright Office. Within 45 days after each March 31 and September 30 following the Closing Date (beginning with September 30, 2025), each Grantor shall notify the Collateral Agent in writing of any additional Intellectual Property that is registered or is the subject of an application for registration, material IP Licenses, or material proprietary software owned or acquired by any Grantor during the most recently ended six-month period ended March 31 or September 30 (beginning with September 30, 2025) and continuing in such Grantor’s possession as of the date of such notification and with respect to such registered Intellectual Property that is registered or is the subject of an application for registration, material IP Licenses, and material proprietary software that would represent a change to Schedules V - IX, shall also provide the Collateral Agent with the duly executed and delivered intellectual property security agreement in respect of such additional Intellectual Property, to the extent such additional Intellectual Property does not constitute Excluded Property, substantially in the form attached hereto as Exhibit A, which the Collateral Agent shall be authorized to promptly file in the United States Patent and Trademark Office or the United States Copyright Office, as applicable.

(b)Each Grantor shall (and shall cause all its licensees to) (1) continue to use each Trademark owned by such Grantor and/or necessary for the conduct of its business in order to maintain such Trademark in full force and effect with respect to each class of goods for which such Trademark is currently used, free from any claim of abandonment for non-use, (2) maintain at least the same standards of quality of products and services offered under such Trademark as are currently maintained, (3) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (4) not adopt or use any other Trademark that is confusingly similar or a colorable imitation of such Trademark unless the Collateral Agent shall obtain a perfected security interest in such other Trademark pursuant to this Agreement and (5) not knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any material way other than in the ordinary course of business, in each case with respect to Trademarks that are material, individually or in the aggregate, to the conduct of the business of such Grantor.

(c)Each Grantor (either itself or through its licensees) shall not do any act, or knowingly omit to do any act, whereby any Patent necessary for the conduct of its business may become forfeited, abandoned or dedicated to the public, except to the extent that such Grantor determines in its reasonable business judgment that such Patent is no longer necessary for the conduct of the business of such Grantor and such forfeiture, abandonment or dedication is otherwise permitted by the Purchase Agreement and the Notes.

(d)Each Grantor (either itself or through its licensees) (i) shall employ each Copyright necessary for the conduct of its business and (ii) shall not (and shall not permit any licensee or sublicensee thereof to) do any act or omit to do any act whereby any portion of such Copyrights owned by such Grantor may become invalidated or otherwise materially impaired, except to the extent that such Grantor determines in its reasonable business judgment that such Copyright is no longer necessary for the conduct of its business and such invalidation or impairment is otherwise permitted by the Purchase Agreement and the Notes. Such Grantor shall not (either itself or through its licensees) do any act whereby any material portion of such Copyrights may fall into the public domain except to the extent that such Grantor determines in its reasonable business judgment that such Copyright is no longer necessary for the conduct of its business and that such dedication to the public domain is otherwise permitted by the Purchase Agreement and the Notes.

(e)Each Grantor (either itself or through its licensees) shall not do any act that knowingly uses any Intellectual Property which infringes, misappropriates, violates or dilutes the Intellectual Property rights of any other Person.

(f)Each Grantor will notify Collateral Agent promptly if it knows that any application or registration relating to any Intellectual Property owned by such Grantor and necessary for the conduct of its business is, against such Grantor’s will or intention, reasonably likely to become forfeited, abandoned or dedicated to the public domain, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of, or the validity of, any Intellectual Property necessary for the conduct of its business or such Grantor’s right to register the same or to own and maintain the same.

(g)Each Grantor will take all reasonable and necessary steps to maintain and pursue each application (and to obtain the relevant registration) and to maintain each such registration of all Intellectual Property owned by it and necessary for the conduct of its business, except to the extent that such Grantor determines in its reasonable business judgment that such Intellectual Property is no longer material to, or necessary for the conduct of such Grantor’s business and such action (or inaction) with respect thereto is otherwise permitted by the Purchase Agreement and the Notes. Each Grantor shall, to the extent commercially reasonable and in such Grantor’s good faith business judgment: (i) file and prosecute diligently any Patent, Trademark, and/or Copyright applications pending as of the date hereof or hereafter that are material to conduct of its business or necessary for the conduct of its business, (ii) make applications on unpatented but patentable inventions on Trademarks that are material to its business or necessary for the conduct of its business and on Copyrights that are material to the conduct of its business or necessary for the conduct of its business and (iii) preserve and maintain all rights in the Intellectual Property (including, but not limited to, with respect to Trademarks, the filing of affidavits of use and incontestability, where applicable, under §§8 and 15 of the Lanham Act (15 U.S.C. § 1058, 1065) and renewals and, to the extent commercially reasonable, initiating opposition or cancellation proceedings or litigation against users of the same or confusingly similar marks who seriously threaten the validity or rights of such Grantor in its Trademarks). Any and all costs and expenses incurred in connection with any Grantor’s obligations under this Section shall be borne by such Grantor.

(h)Each Grantor shall take reasonable steps to maintain the confidentiality of, and otherwise protect and enforce its rights in, the Intellectual Property that is necessary in the conduct of such Grantor’s business, including, as applicable, (i) protecting the secrecy and confidentiality of its confidential information and Trade Secret rights by having and enforcing a policy requiring all employees, consultants, licensees, vendors and contractors with access to such information to execute appropriate confidentiality agreements; (ii) taking actions reasonably necessary to ensure that no material Trade Secret falls into the public domain; and (iii) protecting the secrecy and confidentiality of the source code of all software programs and applications of which it is the owner or licensee by having and enforcing a policy requiring any licensees (or sublicensees) of such source code to enter into license agreements with commercially reasonable use and non-disclosure restrictions.

(i)In the event that any Intellectual Property owned by any Grantor is, to the knowledge of such Grantor, infringed upon, misappropriated, violated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is material to, or necessary for the conduct of, such Grantor’s business, promptly notify Collateral Agent after it learns thereof and, to the extent, in its reasonable business judgment, such Grantor determines it appropriate under the circumstances, sue for infringement, misappropriation, violation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation, violation or dilution.

(j)Grantors acknowledge and agree that Collateral Agent shall have no duties with respect to the Trademarks, Patents, Copyrights, or IP Licenses. Without limiting the generality of this Section 8(j), Grantors acknowledge and agree that Collateral Agent shall not be under any obligation to take any steps necessary to preserve rights in the Trademarks, Patents, Copyrights, or IP Licenses against any other Person, but and after the occurrence and during the continuance of an Event of Default, the Collateral Agent may do so and shall do so if directed by the Required Holders, and all expenses incurred in connection therewith (including reasonable fees and expenses of attorneys and other professionals) shall be solely at the cost of the Grantors.

(k)Each Grantor agrees to the foregoing with respect to all new or acquired Intellectual Property to which it or any of its Subsidiaries is now or later becomes entitled that is necessary in the conduct of such Grantor’s business.

Section 9.Delivery of Security Collateral. Within five (5) days of the date hereof, each Grantor shall deliver to Collateral Agent, in suitable form for the effective transfer, (A) all Pledged Certificated Stock, (B) all Pledged Debt evidenced by a promissory note and (C) all certificates and instruments evidencing Investment Property.

Section 10.Post-Closing Matters. Each Grantor shall satisfy the requirements set forth on Schedule XIII on or before the respective date specified for each such requirement.

Section 11.Insurance. Each Grantor will, at its own expense, maintain insurance in accordance with the terms of the Notes.

Section 12.Post-Closing Changes; Collections on Receivables.

(a)If any Grantor changes its name, type of organization, chief executive office or sole place of business, organizational identification number, Federal employer identification number or jurisdiction of organization from those set forth in Schedule III, it will give prior written notice to the Collateral Agent at least fifteen (15) days prior to such change and will promptly thereafter take all action reasonably necessary to maintain the perfection of the Collateral Agent’s security interest hereunder and any other reasonably necessary, advisable, or desirable actions requested by the Collateral Agent or the Required Holders for the purpose of perfecting or protecting the security interest granted by this Agreement in accordance with the terms of this Agreement, including filing UCC-1 financing statements or UCC-3 statements of amendment in such offices as may be necessary. Each Grantor will hold and preserve its records relating to the Collateral, including the Related Contracts, and will permit representatives of the Collateral Agent (or its designees) to inspect such records and other documents.

(b)Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent may (but shall not be obligated to) from time to time, in Collateral Agent’s name or in the name of a nominee of Collateral Agent, verify the validity, amount or any other matter relating to any Receivables or other Collateral, by mail, telephone, facsimile transmission or otherwise (provided any visits shall be done during normal business hours and at times to be mutually agreed). Except as otherwise provided in this subsection (b), each Grantor, at its own expense and in the ordinary course of business undertaken in a commercially reasonable manner and consistent with Applicable Law, will continue to collect, adjust, settle, compromise the amount or payment of, all amounts due or to become due such Grantor under the Receivables. In connection with such collections, adjustments, settlements, compromises and other exercises of rights, such Grantor may take such action as such Grantor may deem necessary or advisable; provided that the Collateral Agent shall have the right at any time upon the occurrence and during the continuance of an Event of Default, and upon written notice to such Grantor of its intention to do so, to notify the obligors under any Receivables of the assignment of such Receivables to the Collateral Agent and to direct such obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent and, upon such notification and at the expense of such Grantor, to enforce collection of any such Receivables, to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done, and to otherwise exercise all rights with respect to such Receivables, including those set forth in Section 9-607 of the UCC. After receipt by any Grantor of the notice from the Collateral Agent referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including instruments) received by such Grantor in respect of the Receivables of such Grantor shall be received in trust for the benefit of the Secured Parties, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary indorsement) to be applied in accordance with Section 20(b) hereof or to prepay the Notes and (ii) such Grantor will not adjust, settle or compromise the amount or payment of any Receivable, release wholly or partly any obligor thereof or allow any credit or discount thereon other than credits or discounts given in the ordinary course of business.

(c)No Grantor will authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral owned by it, except for financing statements (i) naming the Collateral Agent on behalf of the Secured Parties as the secured party and (ii) in respect of other Liens permitted by the Purchase Agreement and the Notes. Each Grantor acknowledges that it is not authorized to file any amendment or termination statement with respect to any financing statement naming the Collateral Agent as secured party without the prior written authorization of the Collateral Agent, subject to such Grantor’s rights under the UCC.

Section 13.Voting Rights; Dividends; Etc.

(a)So long as no Event of Default shall have occurred and be continuing:

(i)Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Security Collateral of such Grantor or any part thereof for any purpose not inconsistent with the terms of this Agreement or the other Transaction Documents so long as such action does not materially impair (or have a materially adverse effect on) (A) the Collateral or (B) the Collateral Agent’s security interest in such Collateral.

(ii)Subject to Section 4 hereof, each Grantor shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of the Security Collateral of such Grantor if and to the extent that the payment thereof is not otherwise prohibited by the terms of the Transaction Documents; provided that any and all dividends, interest and other distributions paid or payable in the form of instruments in respect of, or in exchange for, any Security Collateral, shall be promptly delivered to the Collateral Agent to hold as Security Collateral (to the extent it is not Excluded Property) and shall, if received by such Grantor, be received in trust for the benefit of the Secured Parties, be segregated from the other property or funds of such Grantor and be promptly delivered to the Collateral Agent as Security Collateral in the same form as so received (with any necessary indorsement).

(iii)            The Collateral Agent will execute and deliver (or cause to be executed and delivered) to each Grantor all such proxies and other instruments as such Grantor may reasonably request in writing for the purpose of enabling such Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments that it is authorized to receive and retain pursuant to paragraph (ii) above.

(b)Upon the occurrence and during the continuance of an Event of Default:

(i)All rights of each Grantor (A) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 13(a)(i) shall automatically cease and (B) to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 13(a)(ii) shall automatically cease, and, in each case, the Collateral Agent (personally or through an agent) shall thereupon be solely authorized and empowered (but not obligated) to (1) transfer and register in the Collateral Agent’s name, or in the name of the Collateral Agent’s nominee, the whole or any part of the Security Collateral, it being acknowledged by each Grantor (in its capacity as a Grantor and, if such Grantor is an issuer, in its capacity as an issuer) that such transfer and registration may be effected by the Collateral Agent by the delivery of a registration page to the applicable issuer, reflecting the Collateral Agent or its designee as the holder of such Security Collateral, or otherwise by the Collateral Agent through its irrevocable appointment as attorney-in-fact pursuant to the terms hereof, (2) exchange certificates or instruments evidencing or representing Security Collateral for certificates or instruments of smaller or larger denominations, (3) exercise the voting and all other rights in respect of the Security Collateral as a holder with respect thereto with or without actually becoming the holder thereof (including, without limitation, all economic rights, all control rights, authority and powers, and all status rights of such Grantor as a member, shareholder, or other owner of any applicable issuer) with full power of substitution to do so, (4) collect and receive all dividends and other payments and distributions made thereon, (5) notify the parties obligated on any of the Security Collateral to make payment to the Collateral Agent of any amounts due or to become due thereunder, (6) endorse instruments in the name of such Grantor to allow collection of any of the Security Collateral, (7) enforce collection of any of the Security Collateral by suit or otherwise, and surrender, release, or exchange all or any part thereof, or compromise or renew for any period (whether or not longer than the original period) any liabilities of any nature of any Person with respect thereto, (8) consummate any sales of Security Collateral or exercise other rights as set forth herein, (9) otherwise act with respect to the Security Collateral as though the Collateral Agent was the outright owner thereof, and/or (10) exercise any other rights or remedies the Collateral Agent may have under the UCC or other Applicable Law.

(ii)All dividends, interest and other distributions that are received by any Grantor contrary to the provisions of paragraph (i) of this Section 13(b) shall be received in trust for the benefit of the Secured Parties, shall be segregated from other funds of such Grantor and shall be promptly paid over to the Collateral Agent as Security Collateral in the same form as so received (with any necessary indorsement).

(iii)In order to permit the Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder: (A) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all proxies, dividend payment orders and other instruments in favor of the Collateral Agent as the Collateral Agent or the Required Holders may from time to time reasonably request and (B) each Grantor acknowledges that the Collateral Agent may utilize the power of attorney and proxy set forth in Section 16 hereof.

Section 14.As to Letter-of-Credit Rights and Commercial Tort Claims.

(a)Upon the occurrence and during the continuance of an Event of Default, each Grantor will, promptly upon request by the Collateral Agent or the Required Holders, (i) notify (and such Grantor hereby authorizes the Collateral Agent to notify) the issuer and each nominated Person with respect to each of the Related Contracts consisting of letters of credit that the proceeds thereof have been assigned to the Collateral Agent hereunder and any payments due or to become due in respect thereof are to be made directly to the Collateral Agent or its designee and (ii) arrange for the Collateral Agent to become the transferee beneficiary of letters of credit.

(b)In the event that any Grantor hereafter acquires or has a commercial tort claim that has been filed with any court in an amount greater than $250,000, it shall update Schedule XI to identify such new commercial tort claim and deliver it to the Collateral Agent in accordance with Section 6(c) hereof.

Section 15.Transfers and Other Liens. Each Grantor agrees that it will not (i) sell, transfer, assign or otherwise dispose of, or grant any option or license with respect to, any of the Collateral, other than sales, transfers, assignments and other dispositions of Collateral, and options or licenses relating to Collateral, permitted under the terms of the Purchase Agreement and the Notes or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral of such Grantor except for the pledge, assignment and security interest created under this Agreement and Liens permitted pursuant to the terms of the Purchase Agreement and the Notes.

Section 16.Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time, in the Collateral Agent’s discretion, to take any action and to execute any instrument that the Collateral Agent or the Required Holders may deem necessary or advisable to accomplish the purposes of this Agreement, including:

(a)to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(b)to receive, indorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above;

(c)to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of any assigned agreement or the rights of the Collateral Agent with respect to any of the Collateral;

(d)to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including actions to pay or discharge taxes or Liens (other than Liens permitted under the terms of the Purchase Agreement and the Notes) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Collateral Agent or the Required Holders in their sole discretion, any such payments made by Collateral Agent to become obligations of such Grantor to Collateral Agent, due and payable immediately without demand;

(e)(i) to generally to sell, transfer, lease, license, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Collateral Agent were the absolute owner thereof for all purposes and (ii) to do, at Collateral Agent’s or the Required Holders’ option and such Grantor’s expense, at any time or from time to time, all acts and things that Collateral Agent or the Required Holders deem reasonably necessary to protect, preserve or realize upon the Collateral and Collateral Agent’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do;

(f)to repair, alter, or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any Person obligated to the Company or such other Grantor in respect of any account of the Company or such other Grantor;

(g)in the case of any Intellectual Property owned by or licensed to such Grantor, execute, deliver and have recorded any document that Collateral Agent or the Required Holders may request to evidence, effect, publicize or record Collateral Agent’s security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(h)assign any Intellectual Property owned by such Grantor or any IP Licenses of such Grantor throughout the world on such terms and conditions and in such manner as Collateral Agent or the Required Holders shall in their sole discretion determine, including the execution and filing of any document necessary to effectuate or record such assignment; and

(i)to enter upon the premises of a Grantor or any location where any Collateral is located or kept (in the case of leased premises, only to the extent permitted by the contract, agreement or lease in respect of such premises), in each case without obtaining a final judgment or giving notice to such Grantor and without obligation to pay rent to such Grantor, to remove Collateral therefrom to the premises of the Collateral Agent or any representative of the Collateral Agent in order to effectively collect or liquidate the Collateral; provided that the Collateral Agent shall have and may exercise rights under any of the foregoing clauses (a) through (i) or otherwise under the power of attorney granted under this Section 16 only upon the occurrence and during the continuance of any Event of Default and such power of attorney shall automatically terminate upon the termination of this Agreement, or with respect to any Grantor, upon the release of such Grantor in accordance with the terms of the Purchase Agreement.

Section 17.Proxy.

(a)EACH GRANTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS COLLATERAL AGENT AS ITS PROXY AND ATTORNEY-IN-FACT FOR SUCH GRANTOR WITH RESPECT TO THE PLEDGED STOCK WITH THE RIGHT TO, AFTER THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, TAKE ANY OF THE FOLLOWING ACTIONS: (I) TRANSFER AND REGISTER IN ITS NAME OR IN THE NAME OF ITS NOMINEE THE WHOLE OR ANY PART OF THE PLEDGED STOCK, (II) VOTE THE PLEDGED STOCK, WITH FULL POWER OF SUBSTITUTION TO DO SO, (III) RECEIVE AND COLLECT ANY DIVIDEND OR OTHER PAYMENT OR DISTRIBUTION IN RESPECT OF OR IN EXCHANGE FOR THE SECURITY COLLATERAL OR ANY PORTION THEREOF, TO GIVE FULL DISCHARGE FOR THE SAME AND TO INDORSE ANY INSTRUMENT MADE PAYABLE TO GRANTOR FOR THE SAME, (IV) EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF THE PLEDGED STOCK WOULD BE ENTITLED (INCLUDING, WITH RESPECT TO THE PLEDGED STOCK, GIVING OR WITHHOLDING WRITTEN CONSENTS OF MEMBERS, CALLING SPECIAL MEETINGS OF MEMBERS AND VOTING AT SUCH MEETINGS) AND (V) TAKE ANY ACTION AND TO EXECUTE ANY INSTRUMENT WHICH COLLATERAL AGENT MAY DEEM NECESSARY OR ADVISABLE TO ACCOMPLISH THE PURPOSES OF THIS AGREEMENT. THE APPOINTMENT OF COLLATERAL AGENT AS PROXY AND ATTORNEY-IN-FACT IS COUPLED WITH AN INTEREST AND SHALL BE VALID AND IRREVOCABLE UNTIL THE OBLIGATIONS HAVE BEEN INDEFEASIBLY PAID IN FULL IN CASH IN ACCORDANCE WITH THE PROVISIONS OF THE PURCHASE AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS; IT BEING UNDERSTOOD THAT SUCH OBLIGATIONS WILL CONTINUE TO BE EFFECTIVE OR AUTOMATICALLY REINSTATED, AS THE CASE MAY BE, IF AT ANY TIME ANY PAYMENT, IN WHOLE OR IN PART, OF ANY OF THE OBLIGATIONS IS RESCINDED OR MUST OTHERWISE BE RESTORED OR RETURNED BY THE COLLATERAL AGENT, OR ANY SECURED PARTY FOR ANY REASON, INCLUDING AS A PREFERENCE, FRAUDULENT CONVEYANCE, OR OTHERWISE UNDER ANY BANKRUPTCY, INSOLVENCY, OR SIMILAR LAW, ALL AS THOUGH SUCH PAYMENT HAD NOT BEEN MADE; IT BEING FURTHER UNDERSTOOD THAT IN THE EVENT ANY PAYMENT OF ALL OR ANY PART OF THE OBLIGATIONS IS RESCINDED OR MUST BE RESTORED OR RETURNED, ALL REASONABLE OUT-OF-POCKET COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES AND DISBURSEMENTS) INCURRED BY THE COLLATERAL AGENT IN DEFENDING AND ENFORCING SUCH REINSTATEMENT SHALL BE DEEMED TO BE INCLUDED AS A PART OF THE OBLIGATIONS. SUCH APPOINTMENT OF COLLATERAL AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL BE VALID AND IRREVOCABLE AS PROVIDED HEREIN NOTWITHSTANDING ANY LIMITATIONS TO THE CONTRARY SET FORTH IN THE ORGANIZATIONAL DOCUMENTS OF ANY GRANTOR OR ANY ISSUER. In order to further affect the foregoing transfer of rights in favor of Collateral Agent, Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, to present to any Grantor or any issuer an irrevocable proxy and/or registration page.

(b)All prior proxies given by any Grantor with respect to any of the Security Collateral (other than to Collateral Agent), are hereby revoked, and no subsequent proxies (other than to Collateral Agent) will be given with respect to any of the Security Collateral, unless the Collateral Agent otherwise subsequently agrees in writing. The Collateral Agent, as proxy, will be empowered and may exercise the irrevocable proxy to vote the Security Collateral at any and all times after the occurrence and during the continuance of an Event of Default, including, but not limited to, at any meeting of shareholders, partners, or members, as the case may be, however called, and at any adjournment thereof, or in any action by written consent, and may waive any notice otherwise required in connection therewith. To the fullest extent permitted by Applicable Law, the Collateral Agent shall have no agency, fiduciary, or other implied duties to any Grantor, any Guarantor, or any other Person when acting in its capacity as such proxy or attorney-in-fact. Each Grantor hereby waives and releases to the fullest extent permitted by Applicable Law any claims that it may otherwise have against the Collateral Agent with respect to any breach or alleged breach of any such agency, fiduciary, or other duty.

Section 18.Collateral Agent May Perform. Upon the occurrence and during the continuance of any Event of Default, if any Grantor fails to perform any agreement contained herein, the Collateral Agent may, but without any obligation to do so, upon prior notice to the Company, itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by such Grantor under Section 21 hereof.

Section 19.The Collateral Agent’s Duties. Notwithstanding any other provision of this Agreement, nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent or any other Secured Party, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken or omitted to be taken by the Collateral Agent with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of any Grantor or to any claim or action against the Collateral Agent. The provisions of this Section 19 shall in no event relieve any Grantor of any of its obligations hereunder or under any other Transaction Document with respect to the Collateral or any part thereof or impose any obligation on the Collateral Agent to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Collateral Agent of any other or further right that it may have on the date of this Agreement or hereafter, whether hereunder, under any other Transaction Document, by law or otherwise. The powers conferred on the Collateral Agent hereunder are solely to protect the Secured Parties’ interest in the Collateral and shall not impose any duty upon it to exercise any such powers. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and shall have no duty as to any Collateral as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. None of the Collateral Agent or any of its officers, directors, employees or agents shall be liable for any act or failure to act hereunder. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.

Section 20.Remedies; Application of Proceeds.

(a)Remedies. If any Event of Default shall have occurred and be continuing:

(b)The Collateral Agent may (but shall not be obligated to), or shall at the written direction of the Required Holders, exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and all rights and remedies available at law or equity and/or: (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, make available all or part of the Collateral to the Collateral Agent at a place and time to be designated by the Collateral Agent that is reasonably convenient to both parties; (ii) subject to Applicable Law, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable; (iii) occupy, on a non-exclusive basis, any premises owned or leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation (in the case of leased premises, only to the extent permitted by the contract, agreement or lease in respect of such premises); and (iv) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral, including any and all rights of such Grantor to (A) demand or otherwise require payment of any amount under, or performance of any provision of, the Receivables and the other Collateral, (B) withdraw, or cause or direct the withdrawal, of all funds with respect to the Account Collateral and (C) exercise all other rights and remedies with respect to the Receivables and the other Collateral, including those set forth in Section 9-607 of the UCC. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to such Grantor of the time and place of any public sale, or of the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that (x) the internet shall constitute a “place” for purposes of Section 9-610(b) of the UCC to the extent permitted under applicable Requirements of Law and (y) to the extent notification of sale shall be required by law, notification by mail of the URL where a sale will occur and the time when a sale will commence at least ten (10) days prior to the sale shall constitute a reasonable notification for purposes of Section 9-611(b) of the UCC.

(i)Any cash held by or on behalf of the Collateral Agent and all cash proceeds received by or on behalf of the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as collateral for, and/or then or at any time thereafter shall be applied in whole or in part by the Collateral Agent for the benefit of the Secured Parties against, all or any part of the Obligations in accordance with Section 20(b) hereof.

(ii)All payments received by any Grantor under or in connection with any assigned agreement or otherwise in respect of the Collateral shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary indorsement).

(iii)In each case under this Agreement in which the Collateral Agent takes any action with respect to the Collateral, including proceeds thereof, the Collateral Agent shall provide to the Company such records and information regarding the possession, control, sale and any receipt of amounts with respect to such Collateral as may be reasonably requested in writing by the Company as a basis for the preparation of the company’s financial statements in accordance with GAAP. Each Grantor shall, at the request of the Collateral Agent or the Required Holders, use commercially reasonable efforts to obtain all requisite consents or approvals by the licensor of each IP License to effect the assignment of all such Grantor’s right, title and interest thereunder to the Collateral Agent (or its designee), for the ratable benefit of the Secured Parties.

(c)Application of Proceeds. In the event the Collateral Agent sells or otherwise disposes of the Collateral, or any part thereof in the course of exercising the remedies provided for in this Agreement, any amounts held, realized or received by the Collateral Agent pursuant to the provisions hereof, including the proceeds of the sale of any of the Collateral or any part thereof, shall be applied by the Collateral Agent as follows: first, toward the payment of any costs and expenses incurred by the Collateral Agent in enforcing this Agreement, in realizing on or protecting or preserving any Collateral and in enforcing or collecting any Obligations or any guaranty thereof, including, without limitation, the actual attorneys’ fees and expenses incurred by the Collateral Agent, all of which costs and expenses the Grantors agree to pay, and then to such other Obligations in such order as the Collateral Agent may elect. Any amounts and any Collateral remaining after such application and after indefeasible payment in full of all of the Obligations (including any reasonable amount determined by the Collateral Agent as appropriate to be held by the Collateral Agent to secure any indemnities or other contingent obligations), shall be paid or delivered to the Company, the other Grantors, the successor or permitted assigns of the Grantors, or as a court of competent jurisdiction may direct.

For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Section 20 (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, assign, convey, transfer or grant options to purchase any Collateral) after the occurrence and during the continuance of an Event of Default, each Grantor hereby grants to Collateral Agent, for the benefit of the Secured Parties, (i) an irrevocable, nonexclusive, worldwide license (exercisable without payment of royalty or other compensation to such Grantor), including in such license the right to sublicense, use and practice any Intellectual Property now owned or used by or hereafter acquired by such Grantor and access to all media in which any of the licensed items may be recorded or stored and to all software and programs used for the compilation or printout thereof, (ii) an irrevocable right to utilize the Collateral owned by Grantor, including any equipment, as necessary or appropriate for completing the processing or manufacturing of goods or otherwise dealing with such Collateral and (iii) an irrevocable license (without payment of rent or other compensation to such Grantor) to use, operate and occupy all real property owned, operated, leased, subleased or otherwise occupied by such Grantor. Any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon each Grantor notwithstanding any subsequent cure of an Event of Default.

Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any Security Collateral by reason of certain prohibitions contained in the Securities Act and applicable state or foreign securities laws or otherwise or may determine that a public sale is impracticable, not desirable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers that shall be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Collateral Agent shall be under no obligation to delay a sale of any Security Collateral for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act or under applicable state securities laws even if such issuer would agree to do so.

Each Grantor agrees to use its reasonable best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of any portion of the Security Collateral pursuant to this Section 20 valid and binding and in compliance with all applicable Requirements of Law. Each Grantor further agrees that a breach of any covenant contained herein will cause irreparable injury to the Collateral Agent and the other Secured Parties, that the Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained herein shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defense against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Purchase Agreement. Each Grantor waives any and all rights of contribution or subrogation upon the sale or disposition of all or any portion of the Collateral by Collateral Agent until termination of this Agreement in accordance with Section 25(b) hereof.

Section 21.Indemnity and Expenses.

(a)Notwithstanding any indemnification obligations under any other Transaction Document, each Grantor agrees to indemnify the Collateral Agent and each Secured Party and each of their respective Affiliates and their respective officers, agents, directors and employees (each, an “Indemnified Party”) for, and hold them harmless against, any and all loss, liability, claim, damage or expenses of any kind or nature (including fees and disbursements of counsel to the Collateral Agent and counsel to the Investor) (each instance, an “Indemnified Matter”), provided, however, that the Grantors shall not have any obligation under this Section 21(a) to any Indemnified Party with respect to any Indemnified Matter resulting from gross negligence or willful misconduct on the part of such Indemnified Party (as determined by the final non-appealable judgment or order of a court of competent jurisdiction).

(b)Each Grantor will pay or reimburse the Collateral Agent or any Investor upon the Collateral Agent’s or the applicable Investor’s request for the amount of any and all out-of-pocket expenses (including legal fees, disbursements and expenses or taxes), disbursements or advances reasonably incurred or made by the Collateral Agent or the applicable Investor in connection with (i) the administration of, and any request for amendment, waiver or consent under, this Agreement, the Purchase Agreement or any other Transaction Document, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral, (iii) the exercise, enforcement or protection of any of the rights of the Collateral Agent or the other Secured Parties hereunder or under any other Transaction Document or (iv) the failure by any Grantor to perform or observe any of the provisions hereof or of any other Transaction Document (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ).

(c)Any such amounts payable as provided hereunder shall constitute additional obligations of the Grantors hereunder and under the other Transaction Documents. The provisions of this Section 21 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Transaction Document, the consummation of the transactions contemplated hereby, the repayment of any of the Notes issued under the Transaction Documents, the invalidity or unenforceability of any term or provision of this Agreement or any other Transaction Document, or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section 21 shall be payable on request therefor. Each Grantor agrees that any indemnification or other protection provided to any Indemnified Party pursuant to this Agreement shall (i) survive payment in full of the Obligations of the Grantors hereunder and (ii) inure to the benefit of any Person who was at any time a Collateral Agent, Investor, Secured Party or Indemnified Party under this Agreement.

(a)Each Grantor agrees that neither the Collateral Agent nor any Indemnified Party or Secured Party shall have any liability (whether direct or indirect, in contract, tort or otherwise) to any Grantor or any of their respective Subsidiaries or any of their equity holders or creditors or in connection with the transactions contemplated hereby and/or in the other Transaction Documents. In no event, however, shall the Collateral Agent, any Secured Party or any Indemnified Party be liable on any theory of liability for any special, indirect, consequential or punitive damages and each Grantor hereby waives, releases and agrees (for itself and on behalf of its Subsidiaries) not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(b)The undertakings in this Section 21 shall survive termination of this Agreement, the payment of all Obligations and/or the resignation or removal of the Collateral Agent.

Section 22.Amendments; Waivers; Additional Grantors; Etc.

(a)No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent and, with respect to any amendment, the Company on behalf of the Grantors, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Collateral Agent or any other Secured Party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

(b)Each Subsidiary of the Company that is required to grant security pursuant to this Agreement to the Collateral Agent pursuant to the terms of the Purchase Agreement shall become a Grantor for all purposes of this Agreement upon the execution and delivery by such Person of a security agreement supplement in substantially the form of Exhibit B hereto (each a “Security Agreement Supplement”). Such Person shall be referred to as an “Additional Grantor” and each reference in this Agreement and the other Transaction Documents to “Grantor” shall also mean and be a reference to such Additional Grantor, each reference in this Agreement and the other Transaction Documents to the “Collateral” shall also mean and be a reference to the Collateral granted by such Additional Grantor and each reference in this Agreement to a Schedule shall also mean and be a reference to the schedules attached to such Security Agreement Supplement.

(c)To the extent any Pledged Stock or Pledged Debt has not been delivered as of the Closing Date, such Grantor shall deliver a pledge amendment duly executed by the Grantor in substantially the form of Exhibit C hereto. Such Grantor authorizes Agent to attach each Pledge Amendment to this Agreement.

Section 23.Notices; References.

(a)Any notice, request or other communication required or permitted hereunder shall be given in writing (which may be by PDF attachment sent via email) to each of the other parties thereto entitled at the following notice locations (or at such other notice location as such party may designate by five (5) calendar days’ advance written notice similarly given to each of the other parties hereto):

If to the Company or any Subsidiaries of the Company:

New Era Helium Inc.

Attn: E. Will Gray II, Chief Executive Officer

4501 Santa Rosa Drive

Midland, TX 79707

Email: will@newerahelium.com

with a copy to (which shall not constitute notice):

Sichenzia Ross Ference Carmel LLP

Attn: Ross D. Carmel

1185 Avenue of the Americas, 31st Floor

New York, NY 10036Email: rcarmel@srfc.law

If to Collateral Agent:

Attn:

Email: [   ]

with a copy to (which shall not constitute notice):

Sullivan & Worcester LLP

Attn: David E. Danovitch, Esq.

1251 Avenue of the Americas

New York, NY 10020

Email: ddanovitch@sullivanlaw.com

Section 24.Continuing Security Interest; Assignments Under the Notes. This Agreement shall create a continuing security interest in the Collateral and shall (a) continue in effect until terminated in accordance with Section 25(b), (b) be binding upon each Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Secured Parties and their respective successors, permitted transferees and permitted assigns. Without limiting the generality of the foregoing clause (c), to the extent permitted under the Purchase Agreement and the Notes, any Investor may assign or otherwise transfer all or any portion of its rights and obligations under the Notes to any permitted transferee, and such permitted transferee shall thereupon become vested with all the benefits in respect thereof granted to such Investor herein or otherwise.

Section 25.Release; Termination.

(a)Upon any disposition of any item of Collateral by any Grantor that is permitted under the terms of the Purchase Agreement and the Notes and is not otherwise prohibited under the Purchase Agreement or the Notes, the security interests granted under this Agreement by such Grantor in such Collateral shall terminate and be released. The Company shall provide the Collateral Agent of a written certification that such release has occurred in accordance with such provisions (which written certification the Collateral Agent shall be entitled to rely conclusively without further inquiry), and the Collateral Agent will at the Grantor’s request and expense deliver to such Grantor all notes and other instruments representing any Pledged Debt, Receivables or other Collateral so released, and Collateral Agent will, at such Grantor’s expense, promptly execute and deliver to such Grantor such documents as such Grantor shall reasonably request in writing to evidence the release of such item of Collateral from the assignment and security interest granted hereby.

(b)Upon the earlier of (i) the payment in full of all of the Obligations (other than any contingent indemnification obligations not then due and payable) and (ii) the satisfaction and discharge of the Purchase Agreement and the Notes, in each case, in accordance with their terms, this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall automatically terminate, all without delivery of any instrument or performance of any act by any party, and all rights to Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Collateral Agent shall promptly deliver to such Grantor any Collateral held by the Collateral Agent hereunder, and promptly execute and deliver to such Grantor such documents as such Grantor shall reasonably request in writing to evidence such termination.

Section 26.Execution in Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. The delivery of a copy of an executed counterpart of a signature page to this Agreement by telecopier, pdf, or other electronic means (including by email) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 27.Conflicts. In the event of any conflict or inconsistency between any of the provisions of this Agreement and any of the provisions of the Purchase Agreement, the provisions of the Purchase Agreement shall prevail and control.

Section 28.Governing Law. THIS AGREEMENT, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEVADA (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF).

Section 29.Jurisdiction; Waiver of Jury Trial.

(a)Each Grantor irrevocably consents and agrees, for the benefit of the Investor from time to time of the Notes and the Collateral Agent, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Agreement may be brought in any state or federal court sitting in Clark County, Nevada and, until amounts due and to become due in respect of the Notes have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.

(b)Each Grantor irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement brought in any state or federal court sitting in Clark County, Nevada and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

EACH OF THE GRANTORS AND THE COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 30.Reinstatement. Each Grantor agrees that, if any payment made by the Company, any Grantor, any guarantor or other Person and applied to the Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any Collateral are required to be returned by any Secured Party to the Company, such Grantor, such guarantor, its estate, trustee, receiver or any other Person under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made. If, prior to any of the foregoing, (a) any Lien or other Collateral securing such Grantor’s liability hereunder shall have been released or terminated by virtue of the foregoing or (b) any provision of the Guarantee shall have been terminated, cancelled or surrendered, such Lien, other Collateral or provision shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Grantor in respect of any Lien or other Collateral securing such obligation or the amount of such payment.

Section 31.Concerning the Collateral Agent. is acting under this Agreement solely in its capacity as Collateral Agent under the Purchase Agreement and not in its individual capacity. In acting hereunder, the Collateral Agent shall be entitled to all of the rights, privileges, protections, indemnities and immunities granted to it under the Purchase Agreement, as if such rights, privileges, protections, indemnities and immunities were set forth herein.

Section 32.Severability. In case any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

GRANTORS:

NEW ERA HELIUM INC.

By:	/s/ E. Will Gray II
Name:	E Will Gray II
Title:	Chief Executive Officer

NEW ERA HELIUM CORP.

By:	/s/ E. Will Gray II
Name:	E. Will Gray II
Title:	Chief Executive Officer

SOLIS PARTNERS LLC

By:	/s/ Joel G. Solis
Name:	Joel G. Solis
Title:	Manger

NEW MIDSTREAM LLC

By:	/s/ E. Will Gray II
Name:	E. Will Gray II
Title:	Chief Executive Officer

[Signature Page to Security Agreement]

in its capacity as Investor and Collateral Agent

By:
Name:
Title:

[Signature Page to Security Agreement]

ATTACHMENT I

CERTAIN DEFINITIONS

The following terms shall have the following meanings:

“Applicable Law” means, as to any Person, all statutes, rules, regulations, orders or other requirements having the force of law and applicable to such Person, and all court orders and injunctions, and/or similar rulings and applicable to such Person, in each case of or by any Governmental Authority, or court, or tribunal which has jurisdiction over such Person, or any property of such Person.

“Approved Control Agreement” means any control agreements with the Collateral Agent (i) substantially in the form of any control agreement approved by the Collateral Agent prior to the Closing Date or entered into on the Closing Date or thereafter in accordance with Section 6 or 10 hereof, or (ii) in such other form and substance reasonably satisfactory to the Collateral Agent as to its rights, duties and obligations.

“Copyrights” means all copyrights and copyright registrations (whether registered or unregistered and whether published or unpublished), including, without limitation, the copyright registrations and recordings thereof and applications in connection therewith listed on Schedule VI and all copyrights in computer software, internet web sites and the content, and (i) all reissues, continuations, extensions or renewals thereof, (ii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements, misappropriations, violations or dilutions thereof, (iii) the right to sue for past, present, and future infringements, misappropriations or violations thereof, (iv) the goodwill of each Grantor’s business symbolized by the foregoing and connected therewith, and (v) all of each Grantor’s rights corresponding to the foregoing throughout the world.

“Equity Interests” shall mean, with respect to any Person, any and all shares, rights to purchase, options, warrants, general, limited or limited liability partnership interests, member interests, participation or other equivalents of or interest in (regardless of how designated) equity of such Person, whether voting or nonvoting, including common stock, preferred stock, convertible securities or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act), including in each case all of the following rights relating to such Equity Interests, whether arising under the Organizational Documents of the Person issuing such Equity Interests (the “issuer”) or under the Applicable Laws of such issuer’s jurisdiction of organization relating to the formation, existence and governance of corporations, limited liability companies or partnerships or business trusts or other legal entities, as the case may be: (i) all economic rights (including all rights to receive dividends and distributions) relating to such Equity Interests; (ii) all voting rights and rights to consent to any particular action(s) by the applicable issuer; (iii) all management rights with respect to such issuer; (iv) in the case of any Equity Interests consisting of a general partner interest in a partnership, all powers and rights as a general partner with respect to the management, operations and control of the business and affairs of the applicable issuer; (v) in the case of any Equity Interests consisting of the membership/limited liability company interests of a managing member in a limited liability company, all powers and rights as a managing member with respect to the management, operations and control of the business and affairs of the applicable issuer; (vi) all rights to designate or appoint or vote for or remove any officers, directors, manager(s), general partner(s) or managing member(s) of such issuer and/or any members of any board of members/managers/partners/directors that may at any time have any rights to manage and direct the business and affairs of the applicable issuer under its Organizational Documents as in effect from time to time or under Applicable Law; (vii) all rights to amend the Organizational Documents of such issuer, (viii) in the case of any Equity Interests in a partnership or limited liability company, the status of the holder of such Equity Interests as a “partner”, general or limited, or “member” (as applicable) under the applicable Organizational Documents and/or Applicable Law; and (ix) all certificates evidencing such Equity Interests.

Attachment 1-1

“Event of Default” means any “Event of Default” as such term is defined in the Notes.

“Excluded Account” means (a) a zero balance account that sweeps on a daily basis into a deposit account subject to an enforceable security interest in favor of the Collateral Agent (including for accounts in the United States subject to a control agreement), (b) accounts used exclusively for payroll, the withheld employee portion of payroll taxes or other employee wage and benefit payments, (c) accounts holding pledges and deposits for workers’ compensation or unemployment insurance, (d) accounts which hold funds or security entitlements (as defined in the UCC), as applicable, which any Grantor holds in trust or as an escrow or fiduciary for another Person that is not the Company or any other Subsidiary of the Company, and (f) any other deposit account or securities account so long as the balance on deposit in such account does not exceed $10,000 individually and $100,000 in the aggregate for all such accounts, in each case, during any calendar month.

“Excluded Equity” means any Equity Interests issued to any Grantor by any Subsidiary of such Grantor that is not Subsidiary Equity.

“Excluded Property” means (1) any property to the extent that such grant of a security interest (x) is prohibited by any applicable Requirement of Law, (y) requires a consent not obtained of any governmental authority pursuant to such applicable Requirement of Law or (z) is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document, except to the extent that such Requirement of Law or the term in such contract, license, agreement, instrument or other document providing for such prohibition, breach, default or termination or requiring such consent is ineffective under the anti-assignment provisions of the UCC or other applicable law; provided that no property shall be excluded by this subclause (z) to the extent such exclusion arises from a contract, agreement or document or any provision thereof that was entered into in contemplation hereof or for the purpose of circumventing the requirements of the Transaction Documents (it being understood that Excluded Property shall not include proceeds and Receivables in respect of the foregoing to the extent such proceeds and Receivables do not themselves constitute Excluded Property), (2) any lease, license or other agreement or any property that is subject to a purchase money Lien or capital lease or similar arrangement (in each case permitted by the Purchase Agreement and the Notes and for so long as subject to such purchase money Lien, capital lease or similar arrangement), in each case to the extent that a grant of a Lien therein would violate or invalidate such lease, license or agreement or such purchase money, capital lease or similar arrangement or create a right of termination in favor of any party thereto (other than any Grantor), except to the extent that such lease, license or other agreement or other document providing for such violation or invalidation or termination right is ineffective under the anti-assignment provisions of the UCC or other Applicable Law (it being understood that Excluded Property shall not include proceeds and Receivables in respect of the foregoing), (3) intent-to-use Trademarks, (4) Excluded Equity, (5) motor vehicles and other assets (other than motor vehicles or other assets constituting Inventory of any Grantor) subject to a certificate of title with a value not greater than $250,000 in the aggregate at any time, (6) any fee-owned real property to the extent real property mortgage deliveries are not required to be delivered with respect to such owned real property under the Purchase Agreement, (7) those assets as to which Collateral Agent and the Grantors reasonably agree in writing that the cost of obtaining a security interest therein, or perfection thereof, are excessive in relation to the benefit to the Investor of the security to be afforded thereby, and (8) Mortgaged Property and UCC Collateral as such terms are defined in that certain Mortgage, Assignment of As-Extracted Collateral, Security Agreement, Fixture Filing and Filing Statement from Solis Partners, L.L.C., as Mortgagor, to Airlife Gases USA Inc., as Mortgagee, dated August 25, 2023.

Attachment 1-2

“Foreign Subsidiary” shall mean any Subsidiary of any Person that is not organized or incorporated in the United States, any State or territory thereof or the District of Columbia.

“Government Contract” means any contract or subcontract to which a Grantor is a party and a counterparty is the United States Federal Government or any state or political subdivision thereof, or any department, agency, authority, board or instrumentality thereof and such contract involves in part the performance of services or the delivery of goods by or on behalf of such Grantor.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state, local or other, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Intellectual Property” means all intellectual property rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws, including:

(a)all Patents;

(b)all Trademarks;

(c)all Copyrights;

(d)all agreements, permits, consents, orders, and IP Licenses relating to the license, development, use or disclosure of any of the foregoing to which any Grantor, now or hereafter, is a party or a beneficiary;

(e)all IP Ancillary Rights related thereto; and

(f)all Trade Secrets.

“IP Ancillary Rights” means, with respect to any Intellectual Property, as applicable, (i) all foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property, (ii) all income, royalties, damages and payments now and hereafter due or payable under and with respect to such Intellectual Property, including payments under all IP Licenses entered into in connection therewith and damages and payments for past or future infringements, misappropriations, violations and/or dilutions thereof, (iii) all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, violation, dilution or other impairment thereof, and, in each case, all rights to obtain any other IP Ancillary Right, and (iv) all of each Grantor’s rights corresponding to the foregoing throughout the world.

“IP Licenses” means all contractual obligations (and all related IP Ancillary Rights), whether written or oral, granting any right, title and interest in or relating to any Intellectual Property.

Attachment 1-3

“IT Assets” means all information technology and computer systems relating to the transmission, storage, maintenance, organization, presentation, generation, processing or analysis of data and information whether or not in electronic format, used in or necessary for the conduct of any Grantor’s business.

“Material Adverse Effect” means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance, prospects, or properties of any Grantor, (b) the rights and remedies of the Collateral Agent or any Investor under this Agreement, the Purchase Agreement or the Notes or (c) the ability of any Grantor to perform its obligations under this Agreement, the Notes, the Purchase Agreement or any other Transaction Document.

“Material IP” means Intellectual Property that individually or in the aggregate is material to the business of any Grantor, including but not limited to all Intellectual Property that is relevant to any of the products or services of any Grantor or the conduct or operation of their respective businesses (including the generation of future revenues).

“Material IP Agreements” means all material agreements (including IP Licenses) relating to Intellectual Property of any Grantor or of any third party that is used by any Grantor in its business.

“Organizational Documents” shall mean, with respect to any Person, any charter, articles or certificate of incorporation, certificate of organization, registration or formation, certificate of partnership or limited partnership, bylaws, operating agreement, limited liability company agreement, or partnership agreement of such Person and any and all other applicable documents relating to such Person’s formation, organization or entity governance matters (including any shareholders’ or equity holders’ agreement or voting trust agreement) and specifically includes, without limitation, any certificates of designation for preferred stock or other forms of preferred equity.

“Patents” means all patents and patent applications, including, without limitation, the patents and patent applications listed on Schedule V, and (i) all continuations, divisionals, continuations-in-part, reissues, extensions, renewals and reexaminations thereof, (ii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements, misappropriations, violations or dilutions thereof, (iii) the right to sue for past, present and future infringements, misappropriations or violations thereof, and (iv) all of each Grantor’s rights corresponding to the foregoing throughout the world.

“Requirements of Law” means, as to any Person, the Organizational Documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Secured Parties” means any of the Collateral Agent and the Investor, as well as any other holder of Obligations.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations thereunder as the same shall be in effect at the time.

Attachment 1-4

“Subsidiary” means any subsidiary of the Company as set forth in the reports filed with the U.S. Securities and Exchange Commission and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Subsidiary Equity” shall mean (a) with respect to the Equity Interests issued to any Grantor by any Subsidiary (other than a Foreign Subsidiary), 100% of such issued and outstanding Equity Interests, and (b) with respect to any Equity Interests issued to any Grantor by any Foreign Subsidiary (i) 100% of such issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956(c)(2)) and (ii) 66% (or such greater percentage that, due to a change in an Applicable Law after the date hereof, (x) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Grantor and (y) could not reasonably be expected to cause any material adverse tax consequences) of such issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)).

“Trademarks” means all trademarks, trade names, registered trademarks, trademark applications, service marks, trade dress, logos, URLs and domain names and other source or business identifiers, registered service marks and service mark applications, including without limitation, the trade names, registered trademarks, trademark applications, registered service marks and service mark applications listed on Schedule VII, and (i) all renewals thereof, (ii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements, misappropriations, violations or dilutions thereof, (iii) the right to sue for past, present and future infringements, misappropriations, violations or dilutions thereof, (iv) the goodwill of each Grantor’s business symbolized by the foregoing and connected therewith, and (v) all of each Grantor’s rights corresponding to the foregoing throughout the world.

“Trade Secrets” means all of the following: (a) trade secrets and other proprietary or confidential business information, including inventions, invention disclosures, discoveries, know how, systems, processes, methods, business and marketing plans, customer and vendor lists, manufacturing and production processes and techniques, methods, techniques, formulae, technology, algorithms, source code, designs, distribution information, drawings, flow sheets, formulae, improvements, research and development information, databases and data, including technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, and all other intellectual, industrial and intangible property of any type, including industrial designs and mask works, (b) all income, royalties, damages and payments now or hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and other payments for past or future misappropriation or other violation, and (c) the right to sue for past, present and future misappropriation or other violation thereof.

The following terms have the meanings given to them in the UCC and terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC (such meanings to be equally applicable to both the singular and plural forms of the terms defined): “account”, “account debtor”, “as-extracted collateral”, “certificated security”, “chattel paper”, “commercial tort claim”, “commodity contract”, “deposit account”, “electronic chattel paper”, “equipment”, “farm products”, “fixture”, “general intangible”, “goods”, “health-care-insurance receivable”, “instruments”, “inventory”, “investment property”, “letter-of-credit right”, “proceeds”, “record”, “securities account”, “security”, “supporting obligation” and “tangible chattel paper”.

Attachment 1-5

EXHIBIT A

TO SECURITY AGREEMENT

FORM OF

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT (as amended, restated amended and restated, supplemented or otherwise modified from time to time, this “Intellectual Property Security Agreement”) dated December 6, 2024, is made by New Era Helium Inc. (“the Company”), and all of its subsidiaries, New Era Helium Corp., a wholly owned subsidiary of the Company (“NEC” and together with the Company and collectively, with its subsidiaries, the “Grantors” and each, individually, a “Grantor”) in favor of solely in its capacity as Collateral Agent for the Secured Parties. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Purchase Agreement and the Security Agreement referred to therein.

WHEREAS, the Company, the guarantors from time to time party thereto, the Investor from time to time party thereto and, in its capacity as Collateral Agent, have entered into that certain Equity Purchase Facility Agreement, dated December 6, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”) pursuant to which the Company has agreed to issue senior secured convertible notes in an aggregate principal amount of $10,000,000 (together with any additional senior secured convertible notes issued pursuant to the terms of the Purchase Agreement and any notes issued in replacement or substitution therefor or for such initial senior secured convertible notes, in each case, in accordance with the terms of the Purchase Agreement, as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Notes”).

WHEREAS, in connection with the Purchase Agreement, each Grantor has entered into that certain Security Agreement dated December 6, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) as a condition precedent to the issuance of the Notes under the Purchase Agreement.

WHEREAS, under the terms of the Security Agreement, each Grantor has granted to the Collateral Agent, for its benefit and the ratable benefit of the Secured Parties, a security interest in, among other property, certain intellectual property of the Grantor, and has agreed as a condition thereof to execute this Intellectual Property Security Agreement for recording with the U.S. Patent and Trademark Office and/or the United States Copyright Office, as applicable.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees as follows:

SECTION 1.      Grant of Security. Grantor hereby grants to the Collateral Agent, for its benefit and the ratable benefit of the Secured Parties, a security interest in all of Grantor’s right, title and interest in and to the following, in each case to the extent not Excluded Property (the “Collateral”):

(a)Patents of such Grantor listed on Schedule A attached hereto, and all proceeds of any and all of the foregoing;

Exhibit A-1

(b)Trademarks of such Grantor listed on Schedule A attached hereto (in no event shall Collateral include any application for registration of a trademark filed with the United States Patent and Trademark Office on an intent-to-use basis until such time (if any) as a statement of use or amendment to allege use is accepted by the United States Patent and Trademark Office), all goodwill associated with such Trademarks, and all proceeds of any and all of the foregoing; and

(c)Copyrights of such Grantor listed on Schedule A attached hereto, and all proceeds of any and all of the foregoing.

SECTION 2.Recordation. This Intellectual Property Security Agreement has been executed and delivered by the Grantor for the purpose of recording the grant of security interest herein with the United States Patent and Trademark Office and/or the United States Copyright Office, as applicable. The Grantor authorizes and requests that the Register of Copyrights, the Commissioner for Patents, and/or the Commissioner for Trademarks, as applicable, record this Intellectual Property Security Agreement.

SECTION 3.Execution in Counterparts; Electronic Signatures. This Intellectual Property Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. The delivery of a copy of an executed counterpart of a signature page to this Intellectual Property Security Agreement by telecopier, pdf, or other electronic means (including by email) shall be effective as delivery of a manually executed counterpart of this Intellectual Property Security Agreement.

SECTION 4.Grants, Rights and Remedies. This Intellectual Property Security Agreement has been entered into in conjunction with the provisions of the Security Agreement. Each Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Collateral Agent with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Intellectual Property Security Agreement and the terms of the Security Agreement, the terms of the Security Agreement shall govern.

SECTION 5.Governing Law. This Intellectual Property Security Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada (without regard to the conflicts of laws provisions thereof).

SECTION 6.Severability. In case any one or more of the provisions contained in this Intellectual Property Security Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.Concerning the Collateral Agent. is acting under this Intellectual Property Security Agreement solely in its capacity as Collateral Agent under the Purchase Agreement and not in its individual capacity. In acting hereunder, the Collateral Agent shall be entitled to all of the rights, privileges, protections, indemnities and immunities granted to it under the Purchase Agreement, as if such rights, privileges, protections, indemnities and immunities were set forth herein.

[Remainder of Page Intentionally Blank]

Exhibit A-2

IN WITNESS WHEREOF, each Grantor has caused this Intellectual Property Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

GRANTORS:

NEW ERA HELIUM INC.

By:
Name:
Title:

NEW ERA HELIUM CORP.

By:
Name:
Title:

SOLIS PARTNERS LLC

By:
Name:
Title:

NEW MIDSTREAM LLC

By:
Name:
Title:

Exhibit A-3

Schedule I

Security Collateral

Pledged Certificated Stock

Not applicable.

Pledged Uncertificated Stock

Not applicable.

Pledged Debt

Not applicable.

Other Security Collateral

Not applicable.

Schedule I-1

Schedule II

Receivables

Not applicable.

Schedule II-1

Schedule III

Legal Name, Trade Names, Locations, Chief Executive Office or Sole Place of Business, Books and Records, Type of Organization, Jurisdiction of Organization, Organizational Identification Number, Federal Employer Identification Number, and Mergers and Acquisitions

New Era Helium Inc., a Nevada corporation, Filing Number 4065163, Federal Taxpayer Identification Number 86-1229207, office location 4501 Santa Rosa Dr., Midland, Texas 79707

New Era Helium Corp.; a Nevada corporation, Nevada Filing Number 20232944112, Federal Taxpayer Identification Number 92-2167613, office location 4501 Santa Rosa Dr., Midland, Texas 79707

NEH Midstream LLC, a Texas Limited Liability Company, Texas Filing Number 805197489, Federal Taxpayer Identification Number 93-3530270, office location 4501 Santa Rosa Dr., Midland, Texas 79707

Solis Partners L.L.C., a Texas Limited Liability Company, Texas Filing Number 802612526, Federal Taxpayer Identification Number 85-0966216, office location 4501 Santa Rosa Dr., Midland, Texas 79707

Schedule III-1

Schedule IV

Filing Offices

Chaves County Clerk's Office, 1 St. Mary's Place, Suite #110, Roswell, NM 88203

Schedule IV-1

Schedule V

Registered Patents and Patent Applications

Not applicable.

Schedule V-1

Schedule VI

Registered Copyrights and Copyright Applications

Not applicable.

Schedule VI-1

Schedule VII

Registered Trademarks and Trademark Applications

“RSH” and “Responsibly Sourced Helium.”.

Schedule VII-1

Schedule VIII

Unregistered Intellectual Property and Proprietary Software

Not applicable.

Schedule VIII-1

Schedule IX

Material IP Agreements

Not applicable.

Schedule IX-1

Schedule X

Equipment and Inventory Locations

Grantor Name	Location of Equipment, Inventory and Goods

Not applicable.

Schedule X-1

Schedule XI

Commercial Tort Claims and Letter-of-Credit Rights

Commercial Tort Claims

Not applicable.

Letter-of-Credit Rights

Not applicable.

Schedule XI-1

Schedule XII

Government Contracts

Not applicable.

Schedule XII-1

Schedule XIII

Post-Closing Matters

Schedule XIII-1

IN WITNESS WHEREOF, each Grantor has caused this Intellectual Property Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

GRANTORS:

NEW ERA HELIUM INC., as a Grantor

By:
Name:
Title:

NEW ERA HELIUM CORP., as a Grantor

By:
Name:
Title:

SOLIS PARTNERS LLC, as a Grantor

By:
Name:
Title:

NEH MIDSTREAM LLC, as a Grantor

By:
Name:
Title:

Schedule XIII-1

SCHEDULE A

TO INTELLECTUAL PROPERTY SECURITY AGREEMENT

1.	REGISTERED COPYRIGHT APPLICATIONS

2.	REGISTERED COPYRIGHTS

[Include Registration Number and Date]

3.	REGISTERED TRADEMARK APPLICATIONS

4.	REGISTERED TRADEMARKS

[Include Registration Number and Date]

5.	REGISTERED PATENT APPLICATIONS

6.	REGISTERED PATENTS

[Include Registration Number and Date]

Exhibit A-6

EXHIBIT B

TO SECURITY AGREEMENT

FORM OF SECURITY AGREEMENT SUPPLEMENT

SUPPLEMENT NO. [ ] (this “Supplement”), dated as of [         ], to the Security

Agreement, dated as of [•], 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among the Grantors (as defined therein) and solely in its capacity as Collateral Agent.

AReference is made to the Equity Purchase Facility Agreement dated as of December [•], 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), between New Era Helium Inc., New Era Helium Corp. the guarantors from time to time party thereto, the Investor from time to time party thereto and as Collateral Agent.

BCapitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to such terms in the Purchase Agreement and the Security Agreement referred to therein.

CThe Grantors previously entered into the Security Agreement as a condition precedent to the issuance of the Notes under the Purchase Agreement. Section 22(b) of the Security Agreement provides that certain Persons may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Person (the “Additional Grantor”) is executing this Supplement in accordance with the requirements of the Purchase Agreement and the Security Agreement to become a Grantor under the Security Agreement.

Accordingly, the Collateral Agent and the Additional Grantor agree as follows:

SECTION 1.In accordance with Section 22(b) of the Security Agreement, the Additional Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and the Additional Grantor hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder, whether not existing or hereafter arising and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder (after giving effect to this Supplement) are true and correct on and as of the date hereof. In furtherance of the foregoing, the Additional Grantor, as security for the payment and performance in full of the Obligations, does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the Additional Grantor’s right, title and interest in and to the Collateral (as defined in the Security Agreement) of the Additional Grantor. Each reference to a “Grantor” in the Security Agreement shall be deemed to include the Additional Grantor. The Security Agreement is hereby incorporated herein by reference.

SECTION 2.      The Additional Grantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

Exhibit B-1

SECTION 3.Execution in Counterparts; Electronic Signatures. This Supplement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. The delivery of a copy of an executed counterpart of a signature page to this Supplement by telecopier, pdf, or other electronic means (including by email) shall be effective as delivery of a manually executed counterpart of this Supplement.

SECTION 4.The information set forth in Schedule[s] [•]-[•] hereto is hereby supplements to the information set forth in the Schedules to the Security Agreement, and any references to the Schedules to the Security Agreement shall be deemed to include such information set forth in Schedule[s] [•]-[•] hereto.

SECTION 5.Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 6.THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEVADA.

SECTION 7.Severability. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8.All communications and notices hereunder shall be in writing and given as provided in Section 23 of the Security Agreement.

SECTION 9.Concerning the Collateral Agent. is acting under this Supplement solely in its capacity as Collateral Agent under the Purchase Agreement and not in its individual capacity. In acting hereunder, the Collateral Agent shall be entitled to all of the rights, privileges, protections, indemnities and immunities granted to it under the Purchase Agreement, as if such rights, privileges, protections, indemnities and immunities were set forth herein.

[Remainder of Page Intentionally Blank; Signature Page(s) Follow]

Exhibit B-2

IN WITNESS WHEREOF, the Additional Grantor and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

[NAME OF ADDITIONAL GRANTOR], as Additional Grantor

By:
Name:
Title:

solely in its capacity as Collateral Agent

By:
Name:
Title:

EXHIBIT C

TO SECURITY AGREEMENT

FORM OF PLEDGE AMENDMENT

This Pledge Amendment, dated as of                            , 20       , is delivered pursuant to Section 22(c) of the Security Agreement, dated as of [•], 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among the Grantors (as defined therein) and, as Collateral Agent for the Secured Parties. Capitalized terms used herein without definition are used as defined in the Security Agreement and Purchase Agreement.

The undersigned hereby agrees that this Pledge Amendment may be attached to the Security Agreement and that the Pledged Stock and Pledged Debt listed on Annex 1 to this Pledge Amendment shall be and become part of the Collateral referred to in the Security Agreement and shall secure all Obligations.

The undersigned hereby represents and warrants that each of the representations and warranties contained in Section 5 of the Security Agreement with respect to such Pledged Stock and Pledged Debt is true and correct and as of the date hereof as if made on and as of such date.

[GRANTOR]

By:
Name:
Title:

Exhibit C-1

Annex 1

PLEDGED STOCK

PLEDGED DEBT

Exhibit C-2